AMENDMENT

TO

RULE 12d1-4 ETF

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT is made as of June 20, 2025, between the Northwestern Mutual Series Fund, Inc. (the “Investing Company”), on behalf of each of its series listed on Exhibit A, severally and not jointly (each, an “Acquiring Fund” and together, the “Acquiring Funds”), and the J.P. Morgan Exchange- Traded Fund Trust (the “Trust”), on behalf of each series of the Trust listed on Exhibit A, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, the Investing Company, on behalf of the Acquiring Funds, and the Trust, on behalf of each Acquired Fund, are parties to a Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”) dated January 19, 2022;

WHEREAS, the Investing Company and the Trust desire to amend the Agreement to modify the list of Acquiring Funds on Schedule A as set forth in this Amendment;

NOW THEREFORE, in accordance with Rule 12d1-4 under the 1940 Act, as amended, the parties agree as follows:

1.

That portion of Schedule A to the Agreement that relates to the Acquiring Funds shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2.	Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3.	This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

J.P. Morgan Exchange-Traded Fund Trust		Northwestern Mutual Series Fund, Inc.

Signature: /s/ Timothy Clemens		Signature:	/s/ Paul A. Mikelson

Name:	Timothy Clemens	Name:	Paul A. Mikelson

Title:	Treasurer	Title:	President

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquired Funds

Ticker	Fund Name

JBND	JPMorgan Active Bond ETF

JADE	JPMorgan Active Developing Markets Equity ETF

JGRO	JPMorgan Active Growth ETF

JCHI	JPMorgan Active China ETF

JPSV	JPMorgan Active Small Cap Value ETF

JAVA	JPMorgan Active Value ETF

JEMA	JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)

BBCA	JPMorgan BetaBuilders Canada ETF

BBAX	JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF

BBEM	JPMorgan BetaBuilders Emerging Markets Equity ETF

BBEU	JPMorgan BetaBuilders Europe ETF

BBIN	JPMorgan BetaBuilders International Equity ETF

BBJP	JPMorgan BetaBuilders Japan ETF

BBRE	JPMorgan BetaBuilders MSCI US REIT ETF

BBAG	JPMorgan BetaBuilders U.S. Aggregate Bond ETF

BBUS	JPMorgan BetaBuilders U.S. Equity ETF

BBMC	JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

BBSC	JPMorgan BetaBuilders U.S. Small Cap Equity ETF

BBSB	JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF

BBLB	JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF

BBIB	JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF

BBHY	JPMorgan BetaBuilders USD High Yield Corporate Bond ETF

BBCB	JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF

JCTR	JPMorgan Carbon Transition U.S. Equity ETF

TEMP	JPMorgan Climate Change Solutions ETF

JCPB	JPMorgan Core Plus Bond ETF

JPEM	JPMorgan Diversified Return Emerging Markets Equity ETF

JPIN	JPMorgan Diversified Return International Equity ETF

JPUS	JPMorgan Diversified Return U.S. Equity ETF

JPME	JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPSE	JPMorgan Diversified Return U.S. Small Cap Equity ETF

JDIV	JPMorgan Dividend Leaders ETF

JPEF	JPMorgan Equity Focus ETF

JEPI	JPMorgan Equity Premium Income ETF

LCDS	JPMorgan Fundamental Data Science Large Core ETF

MCDS	JPMorgan Fundamental Data Science Mid Core ETF

SCDS	JPMorgan Fundamental Data Science Small Core ETF

JGLO	JPMorgan Global Select Equity ETF

JDOC	JPMorgan Healthcare Leaders ETF

JMHI	JPMorgan High Yield Municipal ETF

JPIE	JPMorgan Income ETF

JCPI	JPMorgan Inflation Managed Bond ETF

JPIB	JPMorgan International Bond Opportunities ETF

JIG	JPMorgan International Growth ETF

JIRE	JPMorgan International Research Enhanced Equity ETF

JIVE	JPMorgan International Value ETF

JPLD	JPMorgan Limited Duration Bond ETF

JMUB	JPMorgan Municipal ETF

JEPQ	JPMorgan Nasdaq Equity Premium Income ETF

JPRE	JPMorgan Realty Income ETF

JSCP	JPMorgan Short Duration Core Plus ETF

JMSI	JPMorgan Sustainable Income ETF

JMEE	JPMorgan Small & Mid Cap Enhanced Equity ETF

JTEK	JPMorgan US Tech Leaders ETF

JMOM	JPMorgan U.S. Momentum Factor ETF

JUSA	JPMorgan U.S. Research Enhanced Large Cap ETF

JQUA	JPMorgan U.S. Quality Factor ETF

JVAL	JPMorgan U.S. Value Factor ETF

JPST	JPMorgan Ultra-Short Income ETF

JMST	JPMorgan Ultra-Short Municipal Income ETF

JPMB	JPMorgan USD Emerging Markets Sovereign Bond ETF

Exhibit A

List of Funds to Which the Agreement Applies

Acquiring Funds

Active/Passive Conservative Portfolio

Balanced Portfolio (effective July 1, 2025, the name of the Portfolio will be Active/Passive Balanced Portfolio)

Asset Allocation Portfolio (effective July 1, 2025, the name of the Portfolio will be Active/Passive Moderate Portfolio)

Active/Passive Aggressive Portfolio

Active/Passive All Equity Portfolio (effective on or about September 30, 2025, the name of the Portfolio will be the Active/Passive Very Aggressive Portfolio)

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